UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): August 1, 2017

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 (§230.405 of this chapter) of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On August 1, 2017, Diamond Offshore Drilling, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., as representative of the several underwriters named therein, in connection with the registered public offering and sale by the Company of $500 million aggregate principal amount of the Company’s 7.875% Senior Notes due 2025 (the “Notes”). The Underwriting Agreement includes customary representations, warranties and agreements by the Company, the terms and conditions of the offer and sale of the Notes, indemnification and contribution obligations and other terms and conditions. The Notes are being offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-202618) and the prospectus therein, dated March 9, 2015, which was supplemented by the Company’s prospectus supplement dated August 1, 2017.

The Company intends to use the net proceeds from this offering, together with cash on hand, to fund the redemption of all of the outstanding aggregate principal amount of the Company’s 5.875% Senior Notes due May 1, 2019 (the “2019 Notes”) at a “make-whole” premium price calculated in accordance with the 2019 Notes and the indenture governing the 2019 Notes, and the payment of any related fees and expenses. As of June 30, 2017, $500.0 million aggregate principal amount of the 2019 Notes was outstanding.

This description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Underwriting Agreement, which is incorporated herein by reference and attached to this report as Exhibit 1.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

In reviewing the Underwriting Agreement included as an exhibit to this report, please remember it is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about the Company or the other parties to the Underwriting Agreement. The Underwriting Agreement contains representations and warranties by the parties thereto. These representations and warranties have been made solely for the benefit of the other parties to the Underwriting Agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the Underwriting Agreement, which disclosures are not necessarily reflected in the Underwriting Agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the Underwriting Agreement or such other date or dates as may be specified in the Underwriting Agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

Exhibit number	Description

1.1	Underwriting Agreement, dated as of August 1, 2017, between Barclays Capital, Inc., as representative of the several underwriters named therein, and Diamond Offshore Drilling, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2017	DIAMOND OFFSHORE DRILLING, INC.

	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Secretary

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